As filed with the Securities and Exchange Commission on July 25, 2001
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                     CEPHEID
             (Exact Name of Registrant as Specified in its Charter)

                California                                  77-0441625
       (State or Other Jurisdiction                      (I.R.S. Employer
     Jurisdiction of Incorporation or                   Identification No.)
               Organization)

                              1190 Borregas Avenue
                            Sunnyvale, CA 94089-1302
                    (Address of Principal Executive Offices)

                             1997 STOCK OPTION PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)

                               Thomas L. Gutshall
                             Chief Executive Officer
                                     Cepheid
                              1190 Borregas Avenue
                            Sunnyvale, CA 94086-1302
                     (Name and Address of Agent For Service)
                                 (408) 541-4191
              (Telephone Number, Including Area Code, of Agent For
                                    Service)

                                   Copies to:

                                 SARAH A. O'DOWD
                       HELLER EHRMAN WHITE & MCAULIFFE LLP
                              275 MIDDLEFIELD ROAD
                        MENLO PARK, CALIFORNIA 94025-3506
                            Telephone: (650) 324-7000
                            Facsimile: (650) 324-0638


                                          CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                                   Proposed Maximum
                                               Amount          Proposed Maximum        Aggregate       Amount of
           Title of Securities                  to be           Offering Price      Offering Price   Registration
             to be Registered               Registered(1)        per Share(2)                             Fee
--------------------------------------------------------------------------------------------------------------------
               Common Stock                   2,865,915             $2.885            $8,268,165       $2,067.04
====================================================================================================================

(1) Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2) Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq National Market on July 18, 2001.

         Explanatory Note: This Registration Statement on Form S-8 relates to the issuance of up to 2,865,915 shares of the Company's Common Stock (the "Shares"). Of the Shares, 792,732 are issuable pursuant to an evergreen provision in the Company's 1997 Stock Option Plan, 1,875,000 are issuable pursuant to an increase in shares authorized under the Company's 1997 Stock Option Plan, and 198,183 are issuable pursuant to an evergreen provision in the Company's 2000 Employee Stock Purchase Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission) by the Registrant are incorporated by reference in this registration statement:

          (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

          (b) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

          (c) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on June 6, 2000 pursuant to Section 12 of the Exchange Act of 1934, as amended (the "Exchange Act").

         All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         The validity of the Common Stock offered hereby will be passed upon for the Registrant by Heller Ehrman White & McAuliffe LLP, Menlo Park, California. HEWM Investors, an entity affiliated with Heller Ehrman White & McAuliffe LLP, beneficially owns 71,875 shares of our Common Stock.

Item 6.  Indemnification of Directors and Officers

         Pursuant to Section 204(a) and 317 of the California Corporations Code, as amended, the Registrant has included in its articles of incorporation and by-laws provisions regarding the indemnification of officers and directors of the registrant. Article III of Registrant's Restated Articles of Incorporation, as amended, provides as follows:

         "The Corporation shall, to the maximum extent and in a manner permitted by the Code, indemnify each of its Directors against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was a Director of the Corporation. For purposes of this Article 6, a "Director" of the Corporation includes any person (i) who is or was a Director of the Corporation, (ii) who is or was serving at the request of the Corporation as a director of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation."

Article 7, Section 1 of the registrant's Bylaws, as amended, provides as follows:

         "To the fullest extent permitted by law, this corporation shall indemnify its directors, officers, employees and other persons described in
Section 317(a) of the California Corporations Code, including persons formerly occupying any such position, against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by them in connection with any "proceeding", as that term is used in such Section and including an action by or in the right of the corporation, by reason of the fact that such person is or was a person described by such Section. "Expenses", as used in this Bylaw, shall have the same meaning as in Section 317(a) of the California Corporations Code."

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

          5.1  Opinion of Heller Ehrman White & McAuliffe LLP

          23.1 Consent of Ernst & Young LLP, Independent Auditors

          23.2 Consent of Heller  Ehrman White & McAuliffe LLP (filed as part of
               Exhibit 5.1)

          24.1 Power of Attorney (page II-4)

          99.1 1997 Stock Option Plan, as amended

          99.2 2000 Employee Stock Purchase Plan, as amended (Incorporated by reference to Cepheid's Registration Statement on Form S-8 (File No. 333-41682), filed with the Securities and Exchange Commission on July 18, 2000)


Item 9.  Undertakings

         A.       The undersigned Registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                       (i)  To include any prospectus required by Section  10(a)
                            (3) of the Securities Act;

                       (ii) To  reflect  in  the  prospectus any facts or events
                            arising after the effective date of the registration statement (of the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                       (iii)To include any  material  information  with  respect
                            to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 25th day of July, 2001.

                                     CEPHEID

                                          By:/s/   Thomas L. Gutshall
                                             -----------------------------------
                                                   Thomas L. Gutshall
                                                   Chief Executive Officer



                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Thomas L. Gutshall and Catherine A. Smith his or her true and lawful attorneys in fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the registration statement on Form S-8, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities as of July 25, 2001.

            Signature                                       Title                                    Date
            ---------                                       -----                                    ----
/s/Thomas L. Gutshall                        Chairman of the Board, Chief Executive               July 25, 2001
-------------------------------------          Officer and Director (Principal
Thomas L. Gutshall                             Executive Officer)


/s/Kurt Petersen                            President, Chief Operating Officer and                July 25, 2001
-------------------------------------          Director
Kurt Petersen, Ph.D.

/s/Catherine A. Smith                       Vice President of Finance and Chief Financial         July 25, 2001
-------------------------------------          Officer (Principal Financial and
Catherine A. Smith                             Accounting Officer)


/s/Gerald S. Casilli                        Director                                              July 25, 2001
-------------------------------------
Gerald S. Casilli

/s/Cristina H. Kepner                       Director                                              July 25, 2001
-------------------------------------
Cristina H. Kepner

/s/Ernest Mario                             Director                                              July 25, 2001
-------------------------------------
Ernest Mario, Ph.D.

/s/Dean O. Morton                           Director                                              July 25, 2001
-------------------------------------
Dean O. Morton

/s/Hollings C. Renton                       Director                                              July 25, 2001
-------------------------------------
Hollings C. Renton

                                INDEX TO EXHIBITS

           Item No.      Description of Exhibits

             5.1         Opinion of Heller Ehrman White & McAuliffe LLP

             23.1        Consent of Ernst & Young LLP, Independent Auditors

             23.2 Consent of Heller Ehrman White & McAuliffe LLP (filed as part of Exhibit 5.1)

             24.1        Power of Attorney (page II-4)

             99.1        1997 Stock Option Plan, as amended

             99.2 2000 Employee Stock Purchase Plan, as amended (Incorporated by reference to Cepheid's Registration Statement on Form S-8 (File No. 333-41682), filed with the Securities and Exchange Commission on July 18,
                         2000)